UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2014

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement

On September 24, 2014, Janel World Trade, Ltd. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with Oaxaca Group LLC and John Joseph Gonzalez II (collectively, the “Investors”) for the sale to the Investors of an aggregate of 25,000 shares of the Company’s Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a purchase price of $10.00 per share, or an aggregate of $250,000. Oaxaca Group LLC beneficially owns 50.2% of the Company’s common stock, which includes exercisable warrants to purchase 12,500,000 shares of the Company’s common stock. Mr. Gonzalez is employed by the Company.

The Company issued the shares of Series C Preferred Stock on the same date. Such shares were sold to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Company will use the proceeds from the sale for working capital and general corporate purposes.

Loan Amendment

As disclosed in previous Current Reports on Form 8-K filed on April 2, 2014 and September 16, 2014, the Company and certain of its wholly-owned subsidiaries (“Janel Borrowers”) are party to a Loan and Security Agreement, as amended, with Presidential Financial Corporation (“Presidential”), pursuant to which the Janel Borrowers are permitted to borrow up to $5.0 million, with an advance rate of 85% of the Janel Borrowers’ aggregate outstanding eligible accounts receivable, subject to adjustment as set forth in the Loan and Security Agreement. The Janel Borrowers issued a Demand Secured Promissory Note, as amended, in favor of Presidential for the credit facility. On September 25, 2014, the Janel Borrowers and Presidential entered into a Second Amendment to the Loan and Security Agreement (the “Loan Amendment”), pursuant to which the borrowing limit was temporarily increased from $5.0 million to $5.5 million, limited to 85% of the Janel Borrowers’ aggregate outstanding eligible accounts receivable. This temporary increase recognizes the additional borrowing base available from the Janel Borrowers’ eligible receivables. The Janel Borrowers also issued an Amended and Restated Demand Secured Promissory Note (the “Amended Note”) to reflect the increased borrowing limit. While the borrowing limit will revert back to $5.0 million on October 9, 2014, the Company and Presidential are working toward a more long-term solution which will allow the Janel Borrowers to take advantage of an increased borrowing base.

The foregoing descriptions of the Subscription Agreements, Loan Amendment, and Amended Note are qualified in their entirety by the terms of the Form of Subscription Agreement, Loan Amendment, and Amended Note attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item is described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Subscription Agreement for sale of Series C Preferred Stock.

10.2	Second Amendment to the Loan and Security Agreement, dated September 25, 2014, by and among Janel World Trade, Ltd., The Janel Group of New York, The Janel Group of Illinois, The Janel Group of Georgia, The Janel Group of Los Angeles, Janel Ferrara Logistics, LLC, Alpha International, LP, PCL Transport, LLC and Presidential Financial Corporation.

10.3	Promissory Note made by Janel World Trade, Ltd. in favor of Presidential Financial Corporation, dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: September 30, 2014	By:	/s/ William J. Lally
William J. Lally
Chief Executive Officer